EXHIBIT #4.4
                                                                    ------------

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG

                      AMERICAN BANCORPORATION, AS DEPOSITOR

                    THE BANK OF NEW YORK, AS PROPERTY TRUSTEE

              THE BANK OF NEW YORK (DELAWARE), AS DELAWARE TRUSTEE

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                           DATED AS OF APRIL ___, 1998

                     AMERICAN BANCORPORATION CAPITAL TRUST I

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I                   DEFINED TERMS
Section 101.                Definitions...................................................................       2

ARTICLE II                  ESTABLISHMENT OF THE TRUST
Section 201.                Name..........................................................................       10
Section 202.                Office of The Delaware Trustee; Principal Place of Business...................       11
Section 203.                Initial Contribution of Trust Property; Organizational Expenses...............       11
Section 204.                Issuance of The Preferred Securities..........................................       11
Section 205.                Issuance of The Common Securities; Subscription And Purchase of
                            Debentures....................................................................       11
Section 206.                Declaration of Trust..........................................................       12
Section 207.                Authorization to Enter Into Certain Transactions..............................       12
Section 208.                Assets of Trust...............................................................       16
Section 209.                Title to Trust Property.......................................................       16

ARTICLE III                 PAYMENT ACCOUNT
Section 301.                Payment Account...............................................................       16

ARTICLE IV                  DISTRIBUTIONS; REDEMPTION
Section 401.                Distributions.................................................................       17
Section 402.                Redemption....................................................................       18
Section 403.                Subordination of Common Securities............................................       20
Section 404.                Payment Procedures............................................................       21
Section 405.                Tax Returns And Reports.......................................................       21
Section 406.                Payment of Taxes, Duties, Etc. of The Trust...................................       21
Section 407.                Payments Under Indenture......................................................       21

ARTICLE V                   TRUST SECURITIES CERTIFICATES
Section 501.                Initial Ownership.............................................................       22
Section 502.                The Trust Securities Certificates.............................................       22
Section 503.                Execution And Delivery of Trust Securities Certificates.......................       22
Section 503a.               Global Preferred Securities...................................................       23
Section 504.                Registration of Transfer And Exchange of Preferred Securities
                            Certificates..................................................................       25
Section 505.                Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates............       26
Section 506.                Persons Deemed Securityholders................................................       27

                                                                                                                Page
                                                                                                                ----
Section 507.                Access to List of Securityholders' Names And Addresses........................       27
Section 508.                Maintenance of Office or Agency...............................................       27
Section 509.                Appointment of Paying Agent...................................................       28
Section 510.                Ownership of Common Securities by Depositor...................................       28
Section 511.                Notices to Clearing Agency....................................................       28
Section 511a.               Definitive Preferred Securities Certificate and Temporary Preferred
                            Securities....................................................................       29
Section 512.                Rights of Securityholders.....................................................       29
Section 513.                CUSIP Numbers.................................................................       32

ARTICLE VI                  ACTS OF SECURITYHOLDERS; MEETINGS; VOTING
Section 601.                Limitations on Voting Rights..................................................       32
Section 602.                Notice of Meetings............................................................       33
Section 603.                Meetings of Preferred Securityholders.........................................       33
Section 604.                Voting Rights.................................................................       34
Section 605.                Proxies, Etc..................................................................       34
Section 606.                Securityholder Action by Written Consent......................................       34
Section 607.                Record Date For Voting And Other Purposes.....................................       34
Section 608.                Acts of Securityholders.......................................................       34
Section 609.                Inspection of Records.........................................................       35

ARTICLE VII                 REPRESENTATIONS AND WARRANTIES
Section 701.                Representations And Warranties of The Property Trustee And The
                            Delaware Trustee..............................................................       36
Section 702.                Representations And Warranties of Depositor...................................       37

ARTICLE VIII                TRUSTEES
Section 801.                Certain Duties And Responsibilities...........................................       37
Section 802.                Certain Notices...............................................................       39
Section 803.                Certain Rights of Property Trustee............................................       39
Section 804.                Not Responsible For Recitals or Issuance of Securities........................       41
Section 805.                May Hold Securities...........................................................       41
Section 806.                Compensation; Indemnity; Fees.................................................       42
Section 807.                Corporate Property Trustee Required; Eligibility of Trustees..................       43
Section 808.                Conflicting Interests.........................................................       43
Section 809.                Co-trustees And Separate Trustee..............................................       43
Section 810.                Resignation And Removal; Appointment of Successor.............................       45
Section 811.                Acceptance of Appointment by Successor........................................       46

                                                                                                                Page
                                                                                                                ----
Section 812.                Merger, Conversion, Consolidation or Succession to Business...................       47
Section 813.                Preferential Collection of Claims Against Depositor or Trust..................       47
Section 814.                Reports by Property Trustee...................................................       47
Section 815.                Reports to The Property Trustee...............................................       48
Section 816.                Evidence of Compliance With Conditions Precedent..............................       48
Section 817.                Number of Trustees............................................................       48
Section 818.                Delegation of Power...........................................................       49
Section 819.                Voting........................................................................       49

ARTICLE IX                  DISSOLUTION, LIQUIDATION AND MERGER
Section 901.                Dissolution Upon Expiration Date..............................................       49
Section 902.                Early Dissolution.............................................................       49
Section 903.                Termination...................................................................       50
Section 904.                Liquidation...................................................................       50
Section 905.                Mergers, Consolidations, Amalgamations or Replacements of The
                            Trust.........................................................................       52

ARTICLE X                   MISCELLANEOUS PROVISIONS
Section 1001.               Limitation of Rights of Securityholders.......................................       53
Section 1002.               Amendment.....................................................................       53
Section 1003.               Separability..................................................................       54
Section 1004.               Governing Law.................................................................       54
Section 1005.               Payments Due on Non-business Day..............................................       54
Section 1006.               Successors....................................................................       55
Section 1007.               Headings......................................................................       55
Section 1008.               Reports, Notices And Demands..................................................       55
Section 1009.               Agreement Not to Petition.....................................................       55
Section 1010.               Trust Indenture Act; Conflict With Trust Indenture Act........................       56
Section 1011.               Acceptance of Terms of Trust Agreement, Guarantee And
                            Indenture.....................................................................       56
                            Signatures....................................................................       57

Exhibit A                   Certificate of Trust                                                                 58
Exhibit B                   Form of Certificate Depository Agreement                                             59
Exhibit C                   Form of Common Securities Certificate                                                69
Exhibit D                   Form of Expense Agreement                                                            70
Exhibit E                   Form of Preferred Securities Certificate                                             73

                                                  CROSS-REFERENCE TABLE
                        Section of                                                Section of Amended
                    Trust Indenture Act                                              and Restated
                    of 1939, as amended                                            Trust Agreement
                    -------------------                                            ---------------
                      310(a)(1)                                                               807
                      310(a)(2)                                                               807
                      310(a)(3)                                                               807
                      310(a)(4)                                                        207(a)(ii)
                      310(b)                                                                  808
                      311(a)                                                                  813
                      311(b)                                                                  813
                      312(a)                                                                  507
                      312(b)                                                                  507
                      312(c)                                                                  507
                      313(a)                                                               814(a)
                      313(a)(4)                                                            814(b)
                      313(b)                                                               814(b)
                      313(c)                                                                 1008
                      313(d)                                                               814(c)
                      314(a)                                                                  815
                      314(b)                                                       Not Applicable
                      314(c)(1)                                                               816
                      314(c)(2)                                                               816
                      314(c)(3)                                                    Not Applicable
                      314(d)                                                       Not Applicable
                      314(e)                                                              101,816
                      315(a)                                                       801(a), 803(a)
                      315(b)                                                            802, 1008
                      315(c)                                                               801(a)
                      315(d)                                                             801, 803
                      316(a)(2)                                                    Not Applicable
                      316(b)                                                       Not Applicable
                      316(c)                                                                  607
                      317(a)(1)                                                    Not Applicable
                      317(a)(2)                                                    Not Applicable
                      317(b)                                                                  509
                      318(a)                                                                 1010

                      AMENDED AND RESTATED TRUST AGREEMENT

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of April __, 1998, among
(i) American Bancorporation, an Ohio corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee"), (iv) Jeremy C. McCamic, an individual, Paul W. Donahic, an individual, and Brent E. Richmond, an individual, each of whose address is c/o American Bancorporation, 1025 Main Street, Suite 800, Wheeling, WV 26003 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (v) the several Holders (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Depositor and certain of the Trustees have heretofore duly declared and established a business trust, American Bancorporation Capital Trust I, pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of March 11, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee, the Property Trustee and the Administrative Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on March 11, 1998, the form of which is attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities (as defined herein) by the Trust (as defined herein) to the Depositor; (ii) the issuance and sale of the Preferred Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement (as defined herein); and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures (as defined herein).

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party for the benefit of the other parties and for the benefit of the Securityholders (as defined herein) hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows.

                                    ARTICLE I
                                  DEFINED TERMS

SECTION 101.        DEFINITIONS.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein", "hereof and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 608.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of additional interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Interest" has the meaning specified in Section 1.1 of the Indenture.

         "Administrative Trustee" means each of the Persons identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such Person's capacity as Administrative Trustee of the Trust and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an executive officer, director or general partner.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security or beneficial interest therein, the rules and procedures of the Depositary for such Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank"  has  the  meaning  specified  in the  Preamble  to  this  Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of or in respect of such Person under the United States Bankruptcy Code of 1978, as amended, or any other similar applicable federal or state law, and the continuance of any such decree or order unvacated and unstayed for a period of 90 days; or the commencement of an involuntary case under the United States Bankruptcy Code of 1978, as amended, in respect of such Person, which shall continue undismissed for a period of 90 days or entry of an order for relief in such case; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 60 days; or

         (b) the institution by such Person of proceedings to be adjudicated a voluntary bankrupt, or the consent by such Person to the filing of a bankruptcy proceeding against it, or the filing by such Person of a petition or answer or consent seeking liquidation or reorganization under the United States Bankruptcy Code of 1978, as amended, or other similar applicable federal or state law, or the consent by such Person to the filing of any such petition or to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of such Person or of its property, or shall make a general assignment for the benefit of creditors.

         "Bankruptcy Laws" has the meaning specified in Section 1009.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

         "Business Day" means a day other than a Saturday or Sunday, a day on which banking institutions in the Borough of Manhattan, The City of New York, or the State of Delaware are authorized or required by law, executive order or regulation to remain closed, or a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Capital Treatment Event" has the meaning specified in Section 1.1 of the Indenture.

         "Certificate Depositary Agreement" means the agreement among the Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Certificate of Trust" means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

         "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC shall be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, or any successor statute, in each case as amended from time to time.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $10 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein. Common Securities rank pari passu with the Preferred Securities; provided, however, that upon the occurrence of an Event of Default, the right of holders of Common Securities to payment in respect of (i) Distributions, and (ii) payments upon liquidation, redemption and otherwise are subordinated to the right of holders of Preferred Securities.

         "Common  Securities   Certificate"   means  a  certificate   evidencing
ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in New York, New York, and (ii) when used with respect to the Debenture Trustee, the principal corporate trust office of the Debenture Trustee located in New York, New York.

         "Debenture  Event of Default" means an "Event of Default" as defined in
Section 7.1 of the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Tax Event" means a "Tax Event" as specified in Section 1.1 of the Indenture.

         "Debenture Trustee" means The Bank of New York, a banking corporation organized under the laws of the State of New York, and any successor thereto, as trustee under the Indenture.

         "Debentures" means the aggregate principal amount of the Depositor's _____% Junior Subordinated Deferrable Interest Debentures due 2028, issued pursuant to the Indenture.

         "Definitive  Preferred  Securities  Certificates"  means the  Preferred
Securities   Certificates   issued  in   certificated,   fully  registered  form
(non-global) as provided in Section 503.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq. as it may be amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as herein provided.

         "Depositor" has the meaning specified in the Preamble to this Trust Agreement.

         "Depositary" means with respect any Global Preferred Security issuable or issued in whole or in part in the form of one or more Global Preferred Security, the Person designated as Depositary by the Depositor.

         "Distribution Date" has the meaning specified in Section 401(a).

         "Distributions"   means  amounts   payable  in  respect  of  the  Trust
Securities as provided in Section 401(b).

         "DTC" means The Depository Trust Company.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Debenture Event of Default; or

         (b) default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, in each case as amended from time to time.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 901.

         "Extended Interest Payment Period" has the meaning specified in Section
4.1 of the Indenture.

         "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

         "Global Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 503a.

         "Guarantee" means the Preferred Securities Guarantee Agreement executed and delivered by the Depositor, as guarantor, and The Bank of New York, as Preferred Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

         "Indenture" means the Indenture, dated as of April __, 1998 between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Act" means the Investment Company Act of 1940, or any successor statute, in each case as amended from time to time.

         "Investment Company Event" has the meaning specified in Section 1.1 of the Indenture.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which shall be used to pay the Redemption Price of such Trust Securities; and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed. Each Debenture distributed pursuant to clause (b) above shall carry with it accumulated interest in an amount equal to the accumulated and unpaid interest then due on such Debentures.

         "Liquidation Amount" means the stated amount of $10 per Trust Security.

         "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 904(a).

         "Liquidation Distribution" has the meaning specified in Section 904(d).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant
Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 816 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means an opinion in writing of legal counsel, who may be counsel for the Trust, the Property Trustee, or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

         "Original Trust Agreement" has the meaning specified in the Recitals to this Trust Agreement.

         "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 504, 505 and 511a; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owners" means each Person who is the beneficial owner of a beneficial interest in a Global Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing

Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures shall be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 401 and 402.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $10 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Preferred Securities Certificate", means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

         "Property Trustee" means the Person identified as the "Property Trustee," in the Preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "Relevant Trustee" shall have the meaning specified in Section 810.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 504.

         "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Trust" means American Bancorporation Capital Trust I, a Delaware business trust created and continued hereby.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures; (b) any cash on deposit in, or owing to, the Payment Account; and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of April ___, 1998, including exhibits, among the Trust, the Depositor and the Underwriter named therein.

                                   ARTICLE II
                           ESTABLISHMENT OF THE TRUST

SECTION 201.        NAME.

         The Trust created and continued hereby shall be known as "American Bancorporation Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 202.    OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

         The address of the Delaware Trustee in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o American Bancorporation, 1025 Main Street, Suite 800, Wheeling, WV 26003,
Attention: Corporate Secretary.

SECTION 203.    INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

         The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10.00, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 204.    ISSUANCE OF THE PREFERRED SECURITIES.

         The Depositor on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver in accordance with the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the Persons entitled thereto, in an aggregate amount of _________ Preferred Securities having an aggregate Liquidation Amount of $__________ against receipt of the aggregate purchase price of such Preferred Securities of $__________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. If the underwriters exercise their Option and there is an Option Closing Date (as such terms are defined in the Underwriting Agreement), then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver in accordance with the Underwriting Agreement, additional Preferred Securities Certificates, registered in the name of the Persons entitled thereto, in an aggregate amount of up to _______ Preferred Securities having an aggregate Liquidation Amount of up to $_________ against receipt of the aggregate purchase price of such Preferred Securities of $_________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

SECTION 205. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

         (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $_______ against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee on behalf of the Trust, shall subscribe to and purchase from the Depositor corresponding amounts of Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $__________ (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 204; and (ii) the first sentence of Section 205(a)), and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $__________.

         (b) If the underwriters exercise the Option and there is an Option Closing Date (as such terms are defined in the Underwriting Agreement), then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 502 and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of up to $_______ against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor corresponding amounts of Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $_______, and, in satisfaction of the purchase price of such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the amount received from one of the Administrative Trustees pursuant to the last sentence of Section 204 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the third sentence of Section 204; and (ii) the first sentence of this Section 205(b)).

SECTION 206.        DECLARATION OF TRUST.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures; and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it shall hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

SECTION 207.        AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

         (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 207 and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative

Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                    (i) As among the Trustees, each Administrative Trustee, acting singly or collectively, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                           (A) the issuance and sale of the Trust Securities;

                           (B) to cause the Trust to enter into, and to execute,
                    deliver and perform on behalf of the Trust, the Expense Agreement, Certificate Depositary Agreement and such other agreements or documents as may be necessary or desirable in connection with the purposes and function of the Trust;

                           (C) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                           (D) assisting in the listing of the Preferred Securities upon The Nasdaq Stock Market's National Market or such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                           (E) the  sending of notices  (other  than  notices of
                    default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                           (F) the appointment of a Paying Agent, authenticating
                    agent and Securities Registrar in accordance with this Trust Agreement;

                           (G) to the extent  provided in this Trust  Agreement,
                    the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                           (H) to take  all  action  that  may be  necessary  or
                    appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

                           (I) assisting in the  registration  or listing of the
                    Preferred Securities with DTC or upon such other trading facilities or exchanges as shall be determined by the Depositor and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing; and

                           (J) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                    (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                           (A) the establishment of the Payment Account;

                           (B) the receipt of the Debentures;

                           (C) the  collection  of interest,  principal  and any
                    other payments made in respect of the Debentures in the Payment Account;

                           (D)  the   distribution   of  amounts   owed  to  the
                    Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

                           (E) the  exercise  of all of the  rights,  powers and
                    privileges of a holder of the Debentures;

                           (F) the  sending  of  notices  of  default  and other
                    information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                           (G)  the   distribution  of  the  Trust  Property  in
                    accordance with the terms of this Trust Agreement;

                           (H) to the extent  provided in this Trust  Agreement,
                    the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation with the Secretary of State of the State of Delaware;

                           (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                           (J) registering transfers of the Trust Securities in accordance with this Trust Agreement; and

                           (K) except as otherwise provided in this Section 207(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 207(a)(i).

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement; (ii) sell, assign, transfer, exchange, mortgage, pledge, setoff or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein; (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

         (c) In connection with the issuance and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                    (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities and the Debentures, including any amendments thereto;

                    (ii) the determination of the states in which to take appropriate action to qualify or, register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                    (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to The Nasdaq Stock Market's National Market or a national stock exchange or other organizations for listing upon notice of issuance of any Preferred Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

                    (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                    (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                    (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust shall not be deemed to be an "investment company" required to be registered under the Investment Company Act, shall be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures shall be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 1002, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes.

SECTION 208.        ASSETS OF TRUST.

         The assets of the Trust shall consist of the Trust Property.

SECTION 209.        TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III
                                 PAYMENT ACCOUNT

SECTION 301.        PAYMENT ACCOUNT.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV
                            DISTRIBUTIONS; REDEMPTION

SECTION 401.        DISTRIBUTIONS.

         The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

         (a) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from April __, 1998, and, except during any Extended Interest Payment Period with respect to the Debentures, shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 each year, commencing on June 1, 1998. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 401(a), a "Distribution Date").

         (b) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate of _____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360 day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360 day year of twelve 30 day months. During any Extended Interest Payment Period with respect to the Debentures, Distributions on the Preferred Securities shall be deferred for a period equal to the Extended Interest Payment

Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

         (c) Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available in the Payment Account for the payment of such Distributions.

         (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be 15th day of the preceding month in which the Distribution is payable.

SECTION 402.        REDEMPTION.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures the Trust shall be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee in the name of and at the expense of the Trust by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

                    (i)    the Redemption Date;

                    (ii)   the Redemption Price;

                    (iii)  the CUSIP number;

                    (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                    (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Trust Security to be redeemed and that Distributions thereon shall cease to accumulate on and after said date with respect to each such Trust Security; and

                    (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

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



         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 p.m., New York City time, on the Redemption Date, subject to Section 402(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 402(c), will provide the Paying Agent with irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption shall cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities shall cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities shall continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Payment of the Redemption Price on the Trust Securities shall be made to the record Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, in the event that the Preferred Securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the relevant Redemption Date.

         (f) Subject to Section 403(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the

Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $10 or an integral multiple of $10 in excess thereof), of the Liquidation Amount of Preferred Securities of a denomination larger than $10. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

SECTION 403.        SUBORDINATION OF COMMON SECURITIES.

         (a)  Payment  of  Distributions   (including   Additional  Amounts,  if
applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 402(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities, provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities shall have the right to direct the Property Trustee to act on their behalf.

SECTION 404.        PAYMENT PROCEDURES.

         Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

SECTION 405.        TAX RETURNS AND REPORTS.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust; and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

SECTION 406.        PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.

         Upon receipt under the Debentures of Additional Interest, the Property Trustee, at the written direction of an Administrative Trustee or the Depositor, shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

SECTION 407.        PAYMENTS UNDER INDENTURE.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or any related Owner) has directly received under the Indenture pursuant to Section 512(b) or (c) hereof.

                                    ARTICLE V
                          TRUST SECURITIES CERTIFICATES

SECTION 501.        INITIAL OWNERSHIP.

         Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 203 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 502.        THE TRUST SECURITIES CERTIFICATES.

         (a) The Preferred Securities Certificates shall be issued in minimum denominations of $10 Liquidation Amount and integral multiples of $10 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $10 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual, facsimile or imprinted signature of at least one Administrative Trustee and the Property Trustee shall manually authenticate and register the Preferred Securities Certificates, except as provided in Section 503. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 504 and 511a.

         (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more fully registered Global Preferred Securities Certificates which will be deposited with or on behalf of the Depositary and registered in the name of the Depositary's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

SECTION 503.        EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

         On the Closing Date and on the date on which the Underwriters exercise the option to purchase additional Preferred Securities, as applicable (the "Option Closing Date"), the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation

Amount as provided in Sections 204 and 205, to be executed by manual, facsimile or imprinted signature on behalf of the Trust by at least one of the Administrative Trustees and delivered to the Property Trustee and upon such delivery, the Property Trustee shall manually authenticate and register the Preferred Securities Certificates and make available for delivery such Preferred Securities Certificates upon the written order of the Depositor, executed by its Chairman of the Board, Chief Executive Officer or President or any Vice President and the Chief Financial Officer, Treasurer or an Assistant Treasurer or Secretary or Assistant Secretary without further corporate action by the Depositor, in authorized denominations.

SECTION 503A. GLOBAL PREFERRED SECURITIES.

         (a) Each Global Preferred Security issued under this Trust Agreement shall be registered in the name of the Clearing Agency designated by the Depositor for the related Global Preferred Securities or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor.

         (b) Notwithstanding any other provision in this Trust Agreement, no Global Preferred Securities may be exchanged in whole or in part for Preferred Securities registered, and no transfer of Global Preferred Securities in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Securities or a nominee thereof unless (a) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Securities, and the Administrative Trustees are unable to locate a qualified successor, (b) the Trust at its option advises the Clearing Agency in writing that it elects to eliminate the global system through the Clearing Agency, (c) after the occurrence of a Debenture Event of Default or
(d) pursuant to the following sentence. All or any portion of a Global Preferred Security may be exchanged for a Preferred Security that has a like aggregate principal amount and is not a Global Preferred Security upon 20 days' prior written request made by the Clearing Agency or its authorized representative to the Property Trustee; provided, however that no Definitive Preferred Securities Certificate shall be issued in an amount representing less than $100,000 in Aggregate Liquidation Amount of Preferred Securities. Upon the occurrence of any event specified in clause (a), (b) or (c) above, the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of beneficial interests in Global Preferred Securities, the Delaware Trustee, the Property Trustee and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to such Owners requesting the same; provided, however, that no Definitive Preferred Securities Certificates shall be issued in an amount representing less than $10 in aggregate Liquidation Amount of Preferred Securities. Upon surrender to the Administrative Trustees of the typewritten
Preferred Securities Certificate or certificates representing the Global Preferred Securities held by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute a Definitive Preferred Securities Certificate in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of the Definitive Preferred Securities Certificate, the Trustees shall recognize the Holder of a Definitive Preferred Securities Certificate as a Securityholder. Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

         (c) If any Global Preferred Security is to be exchanged for Definitive Preferred Securities Certificates or cancelled in part, or if Definitive Preferred Securities Certificates are to be exchanged in whole or in part for a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or
(ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced, subject to Section 502, or increased, by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such Definitive Preferred Securities Certificates to be so exchanged for beneficial interests in the Global Preferred Security represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency and Section 502 hereof; provided, however, that no Definitive Preferred Securities Certificates shall be issued in an amount representing less than $100,000 in Aggregate Liquidation Amount of Preferred Securities. None of the Securities Registrar, the Trustees or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees and Administrative Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders.

         (d) Every Definitive Preferred Securities Certificate executed and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this
Article V or Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Definitive Preferred Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

         (e) The Clearing Agency or its nominee, as registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Trust Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the beneficial interests in Global Preferred Securities represented thereby and the giving of instructions or directions to Owners of Global Preferred Securities represented thereby) as the sole Holder of the Global
Preferred Securities represented thereby and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         The rights of the Owners of the Global  Preferred  Securities  shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificate are issued pursuant to Section 503a, the initial Clearing Agency will make global transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

SECTION 504. REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES

         (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (herein referred to as the "Securities Register") in which the registrar and transfer agent (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 510 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute and the Property Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 508.

         Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the date of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

         No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

         (b) Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement shall be null and void.

                    (i) A Trust Security that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Security that is not a Global Preferred Security as provided in Section 504(a).

                    (ii) Subject to this Section 504, Preferred Securities shall be freely transferable.

                    (iii) A beneficial interest in Global Preferred Security may be exchanged for a Preferred Security that is not a Global Preferred Security as provided in Section 503a.

SECTION 505. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute by manual, facsimile or imprinted signature and the Property Trustee in the case of a Preferred Securities Certificate shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 505, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 505 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 506.        PERSONS DEEMED SECURITYHOLDERS.

         The Trustees, the Paying Agent, the Securities Registrar and Depositor shall treat any Persons in whose name any Trust Securities are issued as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trust, the Trustees, the Administrative Trustees, the Paying Agent, the Securities Registrar nor the Depositor shall be bound by any notice to the contrary.

SECTION 507.        ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES.

         At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date (a) within one Business Day after January 30 and June 30 of each year; and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property, Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 508.        MAINTENANCE OF OFFICE OR AGENCY.

         The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates its corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York
Attn: Corporate Trust Trustee Administration, as the principal Corporate Trust Office for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrative Trustees and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

SECTION 509.        APPOINTMENT OF PAYING AGENT.

         The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative

Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent if such Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligation under this Trust Agreement in any material respect.  The Paying  Agent shall  initially be the  Property  Trustee,  and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor that is reasonably acceptable to the Administrative Trustees to act as Paying Agent to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 510.        OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

         On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities (other than a transfer pursuant to Section 12.1 of the Indenture) shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR IN INTEREST TO THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND
SECTION 510 OF THIS TRUST AGREEMENT."

SECTION 511.        NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

SECTION  511A.   DEFINITIVE  PREFERRED  SECURITIES   CERTIFICATE  AND  TEMPORARY
                 PREFERRED SECURITIES.

         (a) If (a) the Clearing Agency advises the Trustees in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Preferred Security, and the Depositor is unable to locate a qualified successor, (b) the Trust at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Holders of a beneficial interest in Preferred Security representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Administrative Trustees in writing that the continuation of a book-entry system though the Clearing Agency is no longer in the best interest of the Holders of Preferred Securities, then the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify the Holders of Preferred Securities and the other Trustees of the occurrence of such event and of the availability of a Definitive Preferred Securities Certificates to Holders of such class requesting the same.

         (b) Pending the preparation of permanent Definitive Preferred Securities Certificates, an Administrative Trustee may cause to be executed and delivered on behalf of the Trust temporary Preferred Securities (the "Temporary Preferred Securities"), which Temporary Preferred Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Preferred Securities Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations of the officers executing such Temporary Preferred Securities may determine, as evidenced by their execution thereof.

         If Temporary Preferred Securities are issued, an Administrative Trustee will cause Definitive Preferred Securities Certificates to be prepared without unreasonable delay. After the preparation of the Definitive Preferred Securities Certificates, the Temporary Preferred Securities shall be exchangeable for Definitive Preferred Securities Certificates upon surrender of the Temporary Preferred Securities at any office or agency of the Depositor designated herein, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Preferred Securities, an Administrative Trustee shall execute by manual, facsimile or imprinted signature and the Property Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of Definitive Preferred Securities Certificates of authorized denominations. Until so exchanged the Temporary Preferred Securities shall in all respects be entitled to the same benefits as Definitive Preferred Securities Certificates.

SECTION 512.        RIGHTS OF SECURITYHOLDERS.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 209, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust

Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Holders of the Trust Securities against payment of the purchase price therefor, the Trust Securities shall be fully paid and nonassessable, undivided beneficial interests in the assets of the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right to make such declaration by a notice in writing to the Depositor, the Property Trustee and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         At any time after such declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                    (i)    the  Depositor   has  paid  or  deposited   with  the
         Debenture Trustee a sum sufficient to pay

                           (A) all overdue  installments of interest on  all  of
                    the Debentures,

                           (B) any  accrued  Additional  Interest on all of  the
                    Debentures,

                           (C) the  principal of (and  premium,  if any, on) any
                    Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                           (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                    (ii) all Debenture Event of Default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in the Indenture.

         If the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a majority in Liquidation Amount of the Preferred Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to the Depositor, the Property Trustee and the Debenture Trustee, subject to the satisfaction of the conditions set forth in clause (i) and (ii) of this Section 512.

         The Holders of at least a majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal and interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Global Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission or annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after the record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

         (c) For so long as any Preferred Securities remain Outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Debentures, any Holders of Preferred Securities then Outstanding shall, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, have the right to institute a proceeding directly against the Depositor for enforcement of payment to such Holder of principal of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder.

SECTION 513.        CUSIP NUMBERS.

         The Depositor in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Debenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Depositor will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                   ARTICLE VI
                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

SECTION 601. LIMITATIONS ON VOTING RIGHTS.

         (a) Except as provided in this Section 601, in Sections 512, 810 and 1002 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures; (ii) waive any past default which is waivable under Article VII of the Indenture; (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of outstanding Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Preferred Securities, except by a subsequent vote of the Holders of the Outstanding Preferred Securities. The Property Trustee shall notify each Holder of Outstanding Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall provide to the Property Trustee, at the expense of the Depositor, an Opinion of Counsel to the effect that the Trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise; or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

SECTION 602.        NOTICE OF MEETINGS.

         Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 1008 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 603.        MEETINGS OF PREFERRED SECURITYHOLDERS.

         (a) No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter in respect of which Preferred Securityholders are entitled to vote upon the written request of the Preferred Securityholders of 25% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which the Preferred Securityholders are entitled to vote.

         (b) Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount), present in person or by proxy shall constitute a quorum at any meeting of Securityholders.

         (c) If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their aggregate Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders unless this Trust Agreement requires a greater number of affirmative votes.

SECTION 604.        VOTING RIGHTS.

         Securityholders shall be entitled to one vote for each $10 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

SECTION 605.        PROXIES, ETC.

         At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and, the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 606.        SECURITYHOLDER ACTION BY WRITTEN CONSENT.

         Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

SECTION 607.        RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of any Distribution or other action as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

SECTION 608.        ACTS OF SECURITYHOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section
801) conclusive in favor of the Trustees, if made in the manner provided in this
Section 608.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         (c) The ownership of Preferred Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         (e) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

SECTION 609.        INSPECTION OF RECORDS.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection and copying by Securityholders and their authorized representatives during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

SECTION 701. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, as of the date hereof, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

         (a) the Property Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) the Delaware Trustee is a Delaware banking corporation, duly organized, validly existing and in good standing in the State of Delaware;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles;

         (f) the execution, delivery and performance by the Property Trustee and the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and Delaware Trustee and does not require any approval of stockholders of the Property Trustee or the Delaware Trustee and such execution delivery and performance shall not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the State of New York or the State of Delaware, as the case may be, governing the banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in

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context) or any order,  judgment or decree applicable to the Property Trustee or the Delaware Trustee;

         (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing New York or Delaware law governing the banking or trust powers of the Property Trustee or the Delaware Trustee, as the case may be; and

         (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

SECTION 702.        REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         The Depositor hereby represents and warrants for the benefit of the Securityholders that:

         (a) the Trust Securities Certificates issued on the Closing Date or the Option Closing Date (as defined in the Underwriting Agreement), if applicable, on behalf of the Trust have been duly authorized and, shall have been, duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders shall be, as of such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank or the Property Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII
                                    TRUSTEES

SECTION 801.        CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk

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



their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Administrative Trustee shall be liable for its act or omissions hereunder except as a result of its own gross negligence or bad faith or willful misconduct. The Property Trustee's liability shall be determined under the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 801. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. With respect to the relationship of each Securityholder and the Trustees, each Securityholder, by its acceptance of a Trust Security, agrees that it shall look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 801(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                    (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

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



                    (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                    (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to
         Section 301 and except to the extent otherwise required by law; and

                    (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

SECTION 802.        CERTAIN NOTICES.

         (a) Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         (b) The Administrative Trustees shall transmit, to the Securityholders and the Property Trustee in the manner and to the extent provided in Section 1008, notice of the Depositor's election to begin or further extend an Extended Interest Payment Period on the Debentures (unless such election shall have been revoked) within the time specified for transmitting such notice to the holders of the Debentures pursuant to the Indenture as originally executed.

SECTION 803.        CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 801:

         (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action; or
(ii) in construing any of the

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



provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein; or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor, provided, however, that if the Property Trustee does not receive such instructions of the Depositor within 10 Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than 2 Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement) or any filing under tax or securities laws or any re-recording, refiling, or reregistration thereof;

         (f) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request written instructions from the Holders of the Trust Securities which written instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action; (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received; and (iii) shall be protected in acting in accordance with such written instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 804.        NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The Recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

SECTION 805.        MAY HOLD SECURITIES.

         Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 808 and 813 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

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




SECTION 806.        COMPENSATION; INDEMNITY; FEES.

         The Depositor agrees:

         (a) to pay to the Trustees from time to time such compensation as the Trustees and the Depositor may agree in writing for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct); and

         (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any and all loss, damage, claim, liability, penalty or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).

         The provisions of this Section 806 shall survive the termination of this Trust Agreement or the earlier resignations or removal of any Trustee.

         No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 806.

         When the Trustee incurs expenses or renders services in connection with a Debenture Event of Default specified in Section 7.1(a)(iv), Section 7.1(a)(v) or 7.1(a)(vi) of the Indenture, the expenses (including reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

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



SECTION 807.       CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 807, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this
Section 807, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware; or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more Persons authorized to bind such entity.

SECTION 808.        CONFLICTING INTERESTS.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

SECTION 809.        CO-TRUSTEES AND SEPARATE TRUSTEE.

         (a) Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of any instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 809. If the

Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this
Section 809 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States; or (ii) a legal entity with its principal place of business in the United States that shall act through one or more Persons authorized to bind such entity.

         (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                    (i) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

                    (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                    (iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 809, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the
         Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 809.

                    (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other Trustee hereunder.

                    (v) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                    (vi) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 810.        RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

         (b) Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         (c) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time. In no event will the Holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Common Securityholder. If an instrument of acceptance by a successor Trustee required by Section 1 shall have not been delivered to the Relevant Trustee within 30 days after the giving of such notice of removal, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 811. If the Property Trustee or the Delaware Trustee, as the case may be, shall resign, be removed or become incapable of continuing to act as the Property Trustee at a time when a Debenture Event of Default shall have occurred and is continuing, the Preferred Securityholders, by Act of the

Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 811. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities on behalf of himself and all others similarly situated may petition a court of competent jurisdiction for the appointment of a successor Trustee with respect to the Trust Securities.

         (e) The Administrative Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them; or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees as forth in Section 807).

SECTION 811.        ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and, upon the execution and delivery of such instrument, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust, but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall upon payment of its charges hereunder, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         (b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

         (c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

SECTION 812.        MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 813.        PREFERENTIAL  COLLECTION  OF  CLAIMS  AGAINST  DEPOSITOR  OR
                    TRUST.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

SECTION 814.        REPORTS BY PROPERTY TRUSTEE.

         (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of the Trust Agreement, deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with The Nasdaq Stock Market's National Market, and each national securities exchange or other organization upon which the Trust Securities are listed, and also with the Commission so long as the Preferred Securities are registered under the Exchange Act and the Depositor.

SECTION 815.        REPORTS TO THE PROPERTY TRUSTEE.

         The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Delivery of such reports, information and documents to the Property Trustee is for information purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Depositor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 816.        EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

SECTION 817.        NUMBER OF TRUSTEES.

         (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

         (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 817(a), or if the number of Trustees is increased pursuant to Section 817(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 810.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative

Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 818.        DELEGATION OF POWER.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(a); and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 819.        VOTING.

         Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

                                   ARTICLE IX
                       DISSOLUTION, LIQUIDATION AND MERGER

SECTION 901.        DISSOLUTION UPON EXPIRATION DATE.

         Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2028 (the "Expiration Date").

SECTION 902.        EARLY DISSOLUTION.

         The first to occur of any of the following events is an "Early Termination Event" upon the occurrence of which the Trust shall be dissolved:

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

         (b) delivery of written direction to the Property Trustee by the Depositor at any time (which direction is wholly optional and within the discretion of the Depositor) to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute the Debentures to Securityholders in exchange for the Preferred Securities in accordance with Section 904;

         (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

         (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

SECTION 903.        TERMINATION.

         The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 904, or upon the redemption of all of the Trust Securities pursuant to Section 402, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing of a Certificate of Cancellation by the Administrative Trustees under the Delaware Business Trust Act.

SECTION 904.        LIQUIDATION.

         (a) If an Early Termination Event specified in clause (a), (b), or (d) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 904(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                    (i)  state the Liquidation Date;

                    (ii) state that from and after the Liquidation Date, the Trust Securities shall no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange shall be deemed to represent a Like Amount of Debentures;

                    (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or, if Section 904(d) applies, receive a Liquidation Distribution, as the Administrative Trustees shall deem appropriate;

                    (iv)   state the CUSIP number; and

                    (v) state the office or agency of the Trust where Trust Securities should be surrendered.

         (b) Except where Section 902(c) or 904(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 902(c) or 904(d) applies, after the Liquidation Date, (i) the Trust Securities shall no longer be deemed to be Outstanding; (ii) certificates representing a Like Amount of Debentures shall be issued to holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange; (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on The Nasdaq Stock Market's National Market or SmallCap Market or on such other securities exchange or other organization as the Preferred Securities are then listed or traded; (iv) any Trust Securities Certificates not so surrendered for exchange shall be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of Trust Securities Certificates with respect to such Debentures): and (v) all rights of Securityholders holding Trust Securities shall cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) In the event that,  notwithstanding  the other  provisions  of this
Section 904, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Administrative Trustees not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, Securityholders shall be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities shall be entitled to receive Liquidation Distributions upon any such winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

SECTION 905.  MERGERS,  CONSOLIDATIONS,  AMALGAMATIONS  OR  REPLACEMENTS  OF THE
              TRUST.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Section 905 or Section 904. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities; or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Debentures; (iii) the Successor Securities are registered or listed, or any Successor Securities shall be registered or listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then registered or listed (including, if applicable, The Nasdaq Stock Market's National Market), if any; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect; (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect: and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity shall be required to register as an "investment company" under the Investment Company Act, and
(viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 1001. LIMITATION OF RIGHTS OF SECURITYHOLDERS.

         The death, incapacity, dissolution, bankruptcy or termination of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

SECTION 1002. AMENDMENT.

         (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) as provided in Section 811 with respect to acceptance of appointment by a successor Trustee; (ii) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement; or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust shall be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding or to ensure that the Trust shall not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

         (b) Except as provided in Section 601(c) or Section 1002(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding; and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust's status as a grantor trust for United Status federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 603 or 606 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 603 or 606 hereof), this paragraph (c) of this Section 1002 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

         (e) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

         (f) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

SECTION 1003. SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1004. GOVERNING LAW.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

SECTION 1005. PAYMENTS DUE ON NON-BUSINESS DAY.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Sections 401(a) and 402(d)), with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

SECTION 1006. SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except as contemplated by Article XII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 1007. HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 1008. REPORTS, NOTICES AND DEMANDS.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to American Bancorporation, 1025 Main Street, Suite 800, Wheeling, WV 26003, Attention:
Chairman of the Board and Chief Executive Officer, facsimile no.: (304) 233-5006. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention:
Corporate Trust Trustee Administration; (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), c/o The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of American Bancorporation Capital Trust I." Such notice, demand or other communication to or upon the Trust, the Administrative Trustees, the Delaware Trustee or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Administrative Trustees, the Delaware Trustee or the Property Trustee.

SECTION 1009. AGREEMENT NOT TO PETITION.

         Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been dissolved in accordance with Article

IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code of 1978, as amended) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

SECTION 1010. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 1011. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

      THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS AMONG THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                     AMERICAN BANCORPORATION

                     By:
                         -------------------------------------------------------
                     Name:   Jeremy C. McCamic
                     Title:  Chairman of the Board and Chief Executive Officer

                     THE BANK OF NEW YORK, AS PROPERTY TRUSTEE


                     By:
                          ------------------------------------------------------
                     Name:
                             ---------------------------------------------------
                     Title:
                             ---------------------------------------------------


                     THE BANK OF NEW YORK (DELAWARE),
                     AS DELAWARE TRUSTEE

                     By:
                          ------------------------------------------------------
                     Name:
                             ---------------------------------------------------
                     Title:
                             ---------------------------------------------------

                     ADMINISTRATIVE TRUSTEES

                     By:
                        --------------------------------------------------------
                     Name:   Jeremy C. McCamic
                     Title:  As Administrative Trustee

                     By:
                        --------------------------------------------------------
                     Name:   Paul W. Donahic
                     Title:  As Administrative Trustee

                     By:
                        --------------------------------------------------------
                     Name:   Brent E. Richmond
                     Title:  As Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                     AMERICAN BANCORPORATION CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST of American Bancorporation Capital Trust I (the "Trust"), dated as of March 11, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is American Bancorporation Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        THE BANK OF NEW YORK,
                                            as Property Trustee

                                        By: /s/ Mary Beth Lewicki
                                            ------------------------------------
                                        Name:        Mary Beth Lewicki
                                        Title:       Assistant Vice President


                                        THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee

                                        By: /s/ Mary Jane Morrisey
                                            ------------------------------------
                                        Name:        Mary Jane Morrisey
                                        Title:       Authorized Signatory


                                        /s/ Jeremy C. McCamic
                                        ----------------------------------------
                                        JEREMY C. McCAMIC
                                          as Administrative Trustee

                                        /s/ Paul W. Donahie
                                        PAUL W. DONAHIE
                                        ----------------------------------------
                                          as Administrative Trustee

                                        /s/ Brent E. Richmond
                                        BRENT E. RICHMOND
                                        ----------------------------------------
                                          as Administrative Trustee

                                                                       EXHIBIT B

                     BOOK-ENTRY-ONLY CORPORATE EQUITY ISSUES

                            LETTER OF REPRESENTATIONS
                      (To be Completed by Issuer and Agent)

                     American Bancorporation Capital Trust I
       ------------------------------------------------------------------
                                (Name of Issuer)

                              The Bank of New York
       ------------------------------------------------------------------
                                 (Name of Agent)

                                                                  April __, 1998

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re: American Bancorporation Capital Trust I
             __% Cumulative Trust Preferred Securities dues 2028
             CUSIP number: 024075-20-2
            (Issue Description including CUSIP number)

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Issuer is selling the Securities to Legg Mason Wood Walker Incorporated (the "Initial Purchaser") pursuant to an Underwriting Agreement dated April __, 1998 (the "Document"). Initial Purchaser will take delivery of the Securities through The Depository Trust Company ("DTC"). The Bank of New York is acting as transfer agent, paying agent, and registrar with respect to the Securities (the "Agent").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on April __, 1998, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each of the Securities with the offering value set forth on Schedule A hereto, the total of which represents 100% of the offering value of such Securities. If, however, the offering value of any Security exceeds $200 million, one certificate will be issued with respect to each $200 million of offering value and an additional certificate will be issued with respect to any remaining offering value. Each Security certificate shall bear the following legend:

         "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL inasmuch as the registered over hereof, Cede & Co., has an interest herein."

If the Securities will be held by Agent, as custodian for DTC, such Security certificate shall remain in Agent's custody pursuant to the provisions of the FAST Balance Certificate Agreement currently in effect between Agent and DTC.

         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s), and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at
(212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 7.

         4. In the event of a stock split, recapitalization, conversion, or any similar transaction resulting in the cancellation of all or any part of the Securities represented hereby, the Agent shall send DTC a notice of such event as soon as practicable, but in no event less than five business days prior to the effective date of such transaction.

         5. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, five business days before the Publication Date, Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date, or in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at
(516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                            Manager, Call Notification Department
                            The Depository Trust Company
                            711 Stewart Avenue
                            Garden City, NY 11530-4719

         6. In the event of an offering or issuance of rights with respect to the Securities outstanding, Agent shall send DTC's Dividend and Reorganization Departments a notice specifying: (a) the amount of and conditions, if any, applicable to such rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which action on the part of holders of such Securities is required; and (c) the Publication Date of such notice.

         The Publication Date will be as soon as practicable after the announcement by the Company of any such offering or issuance of rights with respect to the Securities represented thereby, DTC requires that the Publication Date be not less than 30 days nor more than 60 days prior to the related payment date, distribution date, or issuance date, respectively.

         Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Dividend Department at (212) 709-1623, and receipt of such notices shall be confirmed by telephoning (212) 709-1282. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

                            Supervisor, Stock Dividends
                            Dividend Department
                            7 Hanover Square, 24th Floor
                            New York, NY 10004-2695

         Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093, and receipt of such fax shall be confirmed by telephoning (212) 709-1063. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

                            Supervisor, Rights Offerings
                            Reorganization Department
                            7 Hanover Square, 23rd Floor
                            New York, NY 10004-2695

         7. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in Paragraph 5. Notice to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                            Manager, Reorganization Department
                            Reorganization Window
                            The Depository Trust Company
                            7 Hanover Square, 23rd Floor
                            New York, NY 10004-2695

         8. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities (listed on Schedule A hereto) and the accompanying description of such Securities, which, as of the date of this letter, is ___% Cumulative Trust Preferred Securities.

         9. Issuer or Agent shall provide written notice of dividend payment information to a standard dividend announcement service subscribed to by DTC as soon as the information is available. In the event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically as previously arranged by Issuer or Agent and DTC, as soon as the payment information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212)  709-1686,  and receipt of such notices shall be confirmed by  telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                            Manager, Announcements
                            Dividend Department
                            The Depository Trust Company
                            7 Hanover Square, 22nd Floor
                            New York, NY 10004-2695

         After establishing the amount of payment to be made on the Securities in question, Issuer or Agent will notify DTC's Dividend Department of the payment and payment date preferably five, but not less than two, business days prior to the effective date for such transaction.

         10. Issuer or Agent shall provide CUSIP-level detail for dividend payments to DTC no later than noon (Eastern Time) on the payment date.

         11. Dividend payments and cash distribution shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later that 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                            The Chase Manhattan Bank
                            ABA # 021 000 021
                            For credit to a/c Cede & Co.
                            c/o The Depository Trust Company
                            Dividend Deposit Account # 066-026776

         12. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangement between Agent and DTC, such funds shall be wired as follows:

                            The Chase Manhattan Bank
                            ABA # 021 000 021
                            For credit to a/c Cede & Co.
                            c/o The Depository Trust Company
                            Redemption Deposit Account # 066-027306

         13. Reorganization payments resulting from corporate actions (such as tender offers or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired as follows:

                             The Chase Manhattan Bank
                             ABA # 021 000 021
                             For credit to a/c Cede & Co.
                             c/o The Depository Trust Company
                             Reorganization Deposit Account # 066-027608

         14. DTC may direct  Issuer or Agent to use any other  number or address
as  the  number  or  address  to  which   notices  or  payments  of   dividends,
distributions, or redemption proceeds may be sent.

         15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certified Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall transfer and exchange certificates in appropriate amounts, as required by DTC and others.

         17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

         21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

         --------------------------------------------------------------

         --------------------------------------------------------------

NOTES:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter, Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

Very truly yours,

American Bancorporation Capital Trust I
(Issuer)

By: _____________________________
         (Authorized Officer's Signature)

The Bank of New York
(Agent)

By: _____________________________
         (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: _____________________________

cc:      Underwriter
         Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------

         American Bancorporation Capital Trust I
         -----------------------------------------------------------------------
         _____% Cumulative Trust Preferred Securities due 2028
         -----------------------------------------------------------------------
                                    (Describe Issue)

         CUSIP Number                   Share Total                   Offering ($) Value
         ------------                   -----------                   ------------------
         024075-20-2                    1,100,000                      $11,000,000
                                        with over allotment
                                        1,265,000                      $12,650,000

                                                                      SCHEDULE B
                                                                      ----------

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Security certificate will be issued for [each issue of] the Securities [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities
Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owner. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of Cede & Co., and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE
                            EXCEPT IN COMPLIANCE WITH
                         APPLICABLE LAW AND SECTION 510
                             OF THE TRUST AGREEMENT.

CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES
         C-__                                                  (_______)

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                     AMERICAN BANCORPORATION CAPITAL TRUST I

                             TRUST COMMON SECURITIES
                  (LIQUIDATION AMOUNT $10 PER COMMON SECURITY)

         American Bancorporation Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that American Bancorporation (the "Holder") is the registered owner of (______) common securities of the Trust, representing beneficial interests of the Trust and designated the Trust Common Securities (liquidation amount $10 per Common Security) (the "Common Securities"). Except as provided in Section 510 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of April __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of April, 1998.

                                        AMERICAN BANCORPORATION CAPITAL TRUST I

                                        By:
                                               ---------------------------------
                                        Name:  Brent E. Richmond
                                        Title: Administrative Trustee

                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT, dated as of April __, 1998, between American Bancorporation, an Ohio corporation (the "Corporation") having its principal office at 1025 Main Street, Suite 800, Wheeling, WV 26003, and American Bancorporation Capital Trust I, a Delaware business trust (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive debentures from the Corporation and to issue and sell ___% Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions are set forth in the Amended and Restated Trust Agreement of the Trust, dated as of April __, 1998, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, the Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Corporation hereby agrees shall benefit the Corporation and which purchase the Corporation acknowledges will be made in reliance upon the execution and deliver of this Agreement, the Corporation and Trust hereby agree as follows:

                                    ARTICLE I

SECTION 1.1.      GUARANTEE BY THE CORPORATION.

         Subject to the terms and conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

SECTION 1.2.      TERM OF AGREEMENT.

         This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation and the Bank of New York, as guarantee trustee or under the Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

SECTION 1.3.      WAIVER OF NOTICE.

         The Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 1.4.      NO IMPAIRMENT.

         The obligations, covenants, agreements and duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the trust of all or any portion of the Obligations or for the performance of any other
         obligation   under,   arising  out  of,  or  in  connection  with,  the
         obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of, the foregoing.

SECTION 1.5.      ENFORCEMENT.

         A Beneficiary may enforce this Agreement directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Corporation.

SECTION 1.6.      SUBROGATION.

         The Corporation shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by the Corporation under this Agreement; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation of any indemnity, reimbursement of other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II

SECTION 2.1.      BINDING EFFECT.

         All guarantees and  agreements  contained in this Agreement  shall bind
the  successors,   assigns,  receivers,  trustees  and  representatives  of  the
Corporation and shall inure to the benefit of the Beneficiaries.

SECTION 2.2.      AMENDMENT.

         So long as there remains any Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

SECTION 2.3.      NOTICES.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed):

                 American Bancorporation Capital Trust I
                 c/o The Bank of New York
                 101 Barclay Street - Floor 21-W
                 New York, New York 10286
                 Facsimile No.: (212) 815-5915
                 Attention:  Corporate Trust Trustee Administration

                 American Bancorporation
                 1025 Main Street, Suite 800
                 Wheeling, WV 26003
                 Facsimile No.: (304) 233-2730
                 Attention:    Jeremy C. McCamic
                               Chairman of the Board and Chief Executive Officer

SECTION 2.4.      CHOICE OF LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

         THE AGREEMENT is executed as of the day and year first above written.

                  AMERICAN BANCORPORATION

                  By:
                       -------------------------------
                        Name: Jeremy C. McCamic
                        Title: Chairman of the Board and Chief Executive Officer

                  AMERICAN BANCORPORATION CAPITAL TRUST I

                  By:
                       -------------------------------
                        Name: Brent E. Richmond
                        Title: Administrative Trustee

                                                                       EXHIBIT E

Certificate Number                                Number of Preferred Securities
         P-__                                                 _________

                              CUSIP NO. 024075-20-2

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                     AMERICAN BANCORPORATION CAPITAL TRUST I

                   ____% CUMULATIVE TRUST PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

         American Bancorporation Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _________________________________________ preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the American Bancorporation Capital Trust I ____% Cumulative Trust Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of April __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by American Bancorporation, an Ohio corporation, and The Bank of New York, as guarantee trustee, dated as of April __, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of April, 1998.

                                      AMERICAN BANCORPORATION CAPITAL TRUST I

                                      By:
                                             -----------------------------------
                                      Name:  Brent E. Richmond
                                      Title: Administrative Trustee

         This is one of the Preferred Securities referred to in the Trust Agreement.

Dated:   April __, 1998               THE BANK OF NEW YORK
                                      as Trustee



                                      By:
                                             -----------------------------------
                                                     Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security certificate to:



         (Insert assignee's social security or tax identification number)





                    (Insert address and zip code of assignee)


and irrevocably appoints



______________________________agent to transfer this Security certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:_____________________________________

Signature:______________________________________________________________________
          (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:____________________________________________________________

-------------------------

Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.